EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (this "Agreement") is made as of the 30th day of March, 1995, between PEEBLES INC. (the "Company"), and
______________________ (the "Employee").

     1. EMPLOYMENT. The Company employs the Employee, and the Employee accepts such employment, for a term ("Term of Employment") of two years beginning on the date hereof and terminating on the 31st day of March, 1997 on the terms and conditions hereinafter set forth.

     2. DUTIES AND SERVICES. The Employee shall serve as a management employee of the Company. During the Term of Employment, the Employee shall exercise such authority and perform such management duties and responsibilities for the Company as may from time to time be designated by the Chief Executive Officer of the Company.

     3. COMPENSATION. During the Term of Employment, the Company shall pay the Employee for services to be rendered by the Employee hereunder a salary of $____________ per year, payable in monthly installments or more frequently in accordance with the Company's general corporate pay policies. Such salary shall be paid to the Employee only during the Term of Employment during which the Employee is able to render services to the Company, except as provided in Sections 5 and 6. The salary in effect from time to time shall be reviewed periodically by the Chief Executive Officer of the Company and may, with the approval of the Board of Directors of the Company, be increased to the extent necessary to reflect the value of the services of the Employee. The Employee will also continue to be eligible to receive any incentive or bonus payments that might be awarded by the Board of Directors of the Company.

     4. EMPLOYMENT BENEFIT PLANS. During the period in which the Employee is receiving a salary under this Agreement, the Company will provide the Employee with such benefits as are available to other similarly situated key employees from time to time. This coverage shall cease when the Employee ceases to receive a salary under this Agreement, except as otherwise provided in the Company's employee benefits programs or as required by existing law.

     5. DEATH OR DISABILITY. If the Employee dies or becomes totally disabled during the Term of Employment, the Employee's employment under this Agreement shall terminate immediately upon the Employee's death or total disability. Upon such termination, the Employee (or his personal representative, in the case of his death) shall be entitled to receive the salary he would have received through the end of the month in which such termination becomes effective.

          For purposes of this Agreement, the term totally disabled means the inability of the Employee to fulfill his customary responsibilities hereunder because of a physical or mental illness and such inability has continued for a period of six consecutive months during the Term of Employment. The Company shall, in its discretion, determine whether the Employee has become totally disabled on the basis of medical reports of a licensed physician acceptable to the Company. Notwithstanding the foregoing, nothing contained in this Agreement shall be deemed to entitle the Employee to receive both a salary under this Agreement and under the Company's existing short term disability plan, it being the intent of the parties to provide only for the continuation of the Employee's salary hereunder during the period of six consecutive months referred to above.

     6. TERMINATION OF EMPLOYMENT BY THE COMPANY. The Company may terminate the Employee's employment for whatever reason, with or without good cause. Written notice of termination under this section will be given by the Company to the Employee. The Employee's termination shall become effective, and this Agreement and the Employee's employment with the Company shall terminate, immediately upon receipt of such notice by the Employee.

          If the Company terminates the Employee's employment other than for good cause, the Employee shall be entitled to receive his salary at the rate in effect immediately before such termination for the balance of the Term of Employment.

          If the Company terminates the Employee's employment for good cause, the Employee shall be entitled to receive the salary he would have received through the end of the month in which such termination becomes effective.

          For purposes of this section, the term good cause shall mean (a) the Employee has committed a serious crime, or (b) the Employee, in carrying out his duties under this Agreement, has been guilty of (i) willful gross neglect, or (ii) willful gross misconduct resulting in either case in material harm to the Company or any subsidiary thereof.

     7. CONFIDENTIALITY CLAUSE. Except as specifically authorized by the Company in writing, or as required by law, the Employee will not disclose,
(a) except to his personal advisor, financial advisor or similar persons, the existence of this Agreement or the terms of this Agreement, or (b) any proprietary information or confidential records of the Company or any subsidiary thereof.

     8. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by registered mail to the residence in the case of the Employee or to its principal office in the case of the Company.

     9. SUCCESSORS, ASSIGNS, ETC. This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns, including without limitation any corporation that may acquire all or substantially all of the Company's assets and business, or with or into which the Company may be consolidated or merged, and upon the Employee and his personal representatives.

     10. ENTIRE AGREEMENT. This Agreement constitutes the full and complete understanding and agreement of the parties and cannot be amended, changed, modified or terminated without the consent, in writing, of the parties hereto.

     11. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 30th day of March, 1995.

                         PEEBLES INC.

                         By:_____________________________________

                         Title:__________________________________


                         EMPLOYEE


                         ________________________________________